Exhibit 99.1
REVISED
To:	Board of Directors Premier Exhibitions, Inc. 33450 Peachtree Rd. NE. Atlanta, GA 30326

Cc:	Dan Kinel Harter, Secrest & Emery

From:	Harold W. Ingalls

Date:	January 10, 2009
I hereby give notice to Premier Exhibitions, Inc. of my resignation of employment with the Company in accordance with my notification of November 11, 2008 under Section 5(e) Voluntary Termination for Good Reason of my employment agreement dated September 8, 2008. The 60 day remedy period expired at the end of the day on January 9, 2009 with no change to the conditions as outlined in my letter dated November 11, 2008. I will return all Company information and property to the Company the week of January 12, 2009.
I also hereby resign my position as a member of the Board of Directors of Premier Exhibitions, Inc.
Please forward all future correspondence to me at:
Harold W. Ingalls
4035 Old Southwick Pass
Alpharetta, GA 30022
Sincerely,
Harold W. Ingalls
Chief Financial Officer
Premier Exhibitions, Inc.